CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Modern Capital Tactical Opportunities Fund and to the use of our report dated May 28, 2026 on the financial statements and financial highlights of Modern Capital Tactical Opportunities Fund, a series of Modern Capital Funds Trust, appearing in Form N-CSR for the year ended March 31, 2026, which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 29, 2026